UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2006

XOMA LTD.

(Exact name of registrant as specified in its charter)

BERMUDA

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	(510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As announced on May 23, 2006, XOMA has announced the formation of a collaboration with Schering-Plough Corporation, through its research and development arm, Schering-Plough Research Institute, for therapeutic monoclonal antibody discovery and development. Under the agreement, Schering-Plough will make up-front and milestone payments to XOMA, fund XOMA’s R&D activities related to the agreement, and pay royalties to XOMA on sales of products resulting from the collaboration. Based on currently anticipated development plans and costs, XOMA estimates that the aggregate amount of up-front, R&D funding and milestone payments under the collaboration could amount to between $25 million and $75 million.

A copy of the press release is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 9.01. Exhibits

1.          Press Release dated May 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2006	XOMA LTD.
By: /s/ Christopher J. Margolin Christopher J. Margolin Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number                  Description

1.                             Press Release dated May 23, 2006.